UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2014 (December 3, 2014)

COPART, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23255	94-2867490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 300

Dallas, Texas 75254

 (Address of principal executive offices, including zip code)

(972) 391-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreements.

On December 3, 2014, Copart, Inc. (“Copart”) entered into a Credit Agreement (as defined below) with respect to a secured revolving loan facility in an aggregate principal amount of up to $300.0 million, none of which was drawn at closing, and a secured term loan facility in an aggregate principal amount of $300.0 million, all of which was drawn at closing. In addition, Copart issued an aggregate of $400.0 million of senior secured notes in four separate $100.0 million tranches bearing interest rates ranging from 4.07% to 4.35% and having maturity dates ranging from December 2024 through December 2029.

The principal purposes of these financing transactions were to refinance existing bank indebtedness that is due within one year (as described in Item 1.02 below); to increase the size and availability under the company’s revolving facility; and to provide additional long-term financing at fixed interest rates. The company repaid the full balance of existing indebtedness under the Credit Facility dated as of December 14, 2010. Any excess proceeds will be used for general corporate purposes, including working capital and capital expenditures as well as potential share repurchases, acquisitions, or other investments relating to Copart’s growth strategies in domestic and international markets.

Credit Agreement

On December 3, 2014, Copart entered into a Credit Agreement (the “Credit Agreement”), by and among Copart, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent.

The Credit Agreement provides for (a) a secured revolving loan facility in an aggregate principal amount of up to $300.0 million, none of which was drawn at closing, and (b) a secured term loan facility in an aggregate principal amount of $300.0 million, which was fully drawn at closing. Unless an earlier payment event occurs (as specified below), the revolving credit facility and the term loan facility mature on December 3, 2019.

The Credit Agreement permits Copart to add one or more incremental term loan facilities and/or increase the commitments for revolving loans in an aggregate principal amount of up to the greater of $250.0 million or 2.5 times EBITDA. In addition, up to $50.0 million of the commitments under the revolving credit facility may be used for swingline loans and up to $35.0 million of the revolving commitments may be used for the issuance of letters of credit.

The revolving and term loans under the Credit Agreement bear interest, at the election of Copart, at either (a) the base rate (the “Base Rate”), which is defined as a fluctuating rate per annum equal to the greatest of (A) the prime rate in effect on such day, (B) the federal funds rate in effect on such date plus 0.50%, and (C) an adjusted LIBOR rate determined on the basis of a one-month interest period plus 1.0%, in each case plus an applicable margin ranging from 0.25% to 1.0% based on Copart’s consolidated total net leverage ratio during the preceding fiscal quarter or (b) an adjusted LIBOR Rate plus an applicable margin ranging from 1.25% to 2.0% depending on Copart’s consolidated total net leverage ratio during the preceding fiscal quarter. Swingline loans, if any, shall bear interest at the Base Rate plus an applicable margin ranging from 0.25% to 1.0% depending on Copart’s consolidated total net leverage ratio during the preceding fiscal quarter. Interest is due and payable quarterly in arrears for loans bearing interest at the Base Rate and at the end of an interest period (or at each three month interval in the case of loans with interest periods greater than three months) in the case of loans bearing interest at the adjusted LIBOR rate. The aggregate outstanding principal amount of the term loan is payable in quarterly installments commencing December 31, 2014 in accordance with a payment schedule set forth in the Credit Agreement. Copart is also obligated to pay a commitment fee, at a per annum rate ranging from 0.20% to 0.35% depending on Copart’s consolidated total net leverage ratio during the preceding fiscal quarter, on the average daily unused portion of the revolving credit commitment under the Credit Agreement. Copart is also required to pay other customary closing fees, arrangement fees, and administration fees.

To the extent that any standby letters of credit are issued under the Credit Agreement for the account of Copart, Copart will pay a letter of credit commission with respect to such letters of credit in an amount equal to the daily amount available to be drawn under such letters of credit multiplied by the applicable margin for LIBOR rate loans. The letter of credit commission is payable quarterly in arrears. Copart will also pay an issuance fee and other customary fees and costs in connection with the issuance of letters of credit under the Credit Agreement.

The commitments under the revolving credit facility will terminate, and all outstanding amounts thereunder will be due and payable, on the earliest of (a) December 3, 2019, (b) the date of termination of the entire revolving credit commitment pursuant to the Credit Agreement by Copart, and (c) the occurrence of an event of default and acceleration of the revolving credit obligations. The term loan will be due and payable on the earliest of (a) December 3, 2019 and (b) the occurrence of an event of default and acceleration of the term loan obligations. Copart may prepay the term loan or revolving loans or reduce the revolving credit commitment, in whole or in part, at any time and without premium or penalty, subject to certain conditions including minimum amounts and reimbursement of certain costs in the case of prepayments of LIBOR rate loans. Amounts repaid or prepaid under the revolving credit facility may be reborrowed. Term loans that are repaid or prepaid may not be reborrowed.

Copart’s obligations under the Credit Agreement are guaranteed by certain of its domestic subsidiaries meeting materiality thresholds set forth in the Credit Agreement. Such obligations, including the guaranties, are secured by substantially all of the assets of Copart and the subsidiary guarantors pursuant to a Security Agreement, dated December 3, 2014, among Copart, the subsidiary guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as collateral agent (the “Security Agreement”). The obligations of Copart and its subsidiary guarantors under the Credit Agreement will be treated on a pari passu basis with the obligations of those entities under the Note Purchase Agreement and the Senior Secured Notes (each, as defined below) as well as certain permitted Additional Pari Passu Debt (as defined in the Credit Agreement).

Copart is required to make mandatory prepayments of the outstanding principal amount of the term loans with the net cash proceeds from the sale of certain assets and the receipt of insurance proceeds upon certain insurance and condemnation events, in each case to the extent that such proceeds are not reinvested in assets of Copart or its subsidiaries. Copart is also required to make mandatory prepayments of the outstanding principal amount of the terms loans with the net cash proceeds from the incurrence of indebtedness not otherwise permitted under the Credit Agreement.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict Copart and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into transactions with affiliates, pay dividends, or make distributions on and repurchase stock, in each case subject to certain exceptions. Copart is also required to maintain compliance, measured at the end of each fiscal quarter, with a consolidated total net leverage ratio and a consolidated interest coverage ratio.

The Credit Agreement contains customary events of default that include, among other things, payment defaults, inaccuracy of representations and warranties, covenant defaults, cross defaults with respect to material indebtedness and defaults under the Note Purchase Agreement and Senior Notes (each, as defined below), bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults, and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Credit Agreement at a rate equal to (a) for Base Rate loans, 2.0% above the applicable interest rate for Base Rate loans and (b) for LIBOR rate loans, 2.0% above the applicable interest rate for LIBOR rate loans until the end of the applicable interest period and, thereafter, at a rate equal to 2.0% above the applicable interest rate for Base Rate loans.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Copart or Copart’s affiliates. The lenders and their affiliates have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing descriptions of the Credit Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and the Security Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated by reference herein.

Note Purchase Agreement

On December 3, 2014, Copart entered into a Note Purchase Agreement (the “Note Purchase Agreement”) to sell to certain purchasers (collectively, the “Purchasers”) $400.0 million in aggregate principal amount of senior secured notes (the “Senior Secured Notes”) consisting of (a) $100 aggregate principal amount of 4.07% Senior Notes, Series A, due December 3, 2024, (b) $100.0 aggregate principal amount of 4.19% Senior Notes, Series B, due December 3, 2026, (c) $100.0 aggregate principal amount of 4.25% Senior Notes, Series C, due December 3, 2027, and (d) $100.0 aggregate principal amount of 4.35% Senior Notes, Series D, due December 3, 2029.

Copart may prepay the Senior Secured Notes, in whole or in part, at any time, subject to certain conditions including minimum amounts and payment of a make-whole amount equal to the discounted value of the remaining scheduled interest payments under the Senior Secured Notes. Copart may also be required to prepay the Senior Secured Notes, in whole or in part, upon the occurrence of certain events, including certain asset dispositions, insurance and condemnation events, and changes of control.

Copart’s obligations under the Note Purchase Agreement are guaranteed by certain of its domestic subsidiaries meeting materiality thresholds set forth in the Note Purchase Agreement. Such obligations, including the guaranties, are secured by substantially all of the assets of Copart and the subsidiary guarantors pursuant to the Security Agreement referenced in this Item 1.01 above. The obligations of Copart and its subsidiary guarantors under the Note Purchase Agreement will be treated on a pari passu basis with the obligations of those entities under the Credit Agreement as well as any Additional Pari Passu Debt (as defined in the Note Purchase Agreement).

The Note Purchase Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict Copart and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into transactions with affiliates, pay dividends, or make distributions and repurchase stock, in each case subject to certain exceptions. Copart is also required to maintain compliance, measured at the end of each fiscal quarter, with a consolidated total net leverage ratio and a consolidated interest coverage ratio.

The Note Purchase Agreement contains customary events of default that include, among other things, payment defaults, inaccuracy of representations and warranties, covenant defaults, cross defaults with respect to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, and ERISA defaults. The occurrence of an event of default could result in the acceleration of the obligations under the Senior Secured Notes. In the event of acceleration of the obligations under the Senior Secured Notes, Copart would also be required to pay a make-whole fee, any accrued and unpaid Excess Leverage Fee, and all accrued and unpaid interest. Under certain circumstances, a default interest rate will apply on all obligations at a rate equal to the greater of (a) the sum of 2.0% above the applicable interest rate for the notes and, if then applicable, the Excess Leverage Fee and (b) 2.0% above the prime rate.

The foregoing descriptions of the Note Purchase Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the Note Purchase Agreement and the Security Agreement, which are filed as Exhibits 10.3 and 10.2, respectively, hereto and are incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

On December 3, 2014, in connection with Copart’s entry into the Credit Agreement and the Note Purchase Agreement discussed in Item 1.01 of this Current Report, Copart terminated its Credit Facility, dated as of December 14, 2010, by and between Copart and Bank of America, N.A., and repaid the loans outstanding thereunder.

Item 2.03 Creation of a Direct Financial Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report, which is incorporated herein by reference, Copart sold $400 million in aggregate principal amount of Senior Secured Notes to the Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Copart offered and sold the Senior Secured Notes to the Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Copart relied on the exemption from registration based in part on representations made by the Purchasers.

The Senior Secured Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Credit Agreement, dated as of December 3, 2014, by and among Copart, Inc., the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent
10.2	Security Agreement, dated as of December 3, 2014, by and among Copart, Inc., the subsidiary guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as collateral agent
10.3	Note Purchase Agreement, dated as of December 3, 2014, by and among Copart, Inc. and each of the purchasers listed on Schedule B thereto

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the use of proceeds of today’s financing. Forward-looking statements involve substantial risks and uncertainties that may cause actual events or results to differ materially from currently anticipated events or results such as Copart’s ability to generate sufficient cash flow to timely service its indebtedness; Copart’s ability to adhere to the negative covenants and restrictions contained in the financing documents; working capital requirements; and the timing and size of any future acquisitions or share repurchases, if any.  In addition, Copart’s business is subject to numerous risks and uncertainties, including, among others, risks relating to vehicle supplier and customer acquisition and maintenance; risks associated with international operations; Copart’s ability to transition to an internally developed proprietary enterprise operating system; and risks associated with online operations, including cyber-attacks and credit card fraud.  Information on these and additional risks, uncertainties, and other information affecting our business and operating results are contained in Copart’s filings with the Securities and Exchange Commission, including risks and uncertainties identified in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2014. You should review these risk factors carefully. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Copart does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPART, INC.

By:	/s/ Paul A. Styer
Paul A. Styer Senior Vice President, General Counsel, and Secretary

Date: December 3, 2014

Exhibit Index

Exhibit Number	Description
10.1	Credit Agreement, dated as of December 3, 2014, by and among Copart, Inc., the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent
10.2	Security Agreement, dated as of December 3, 2014, by and among Copart, Inc., the subsidiary guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as collateral agent
10.3	Note Purchase Agreement, dated as of December 3, 2014, by and among Copart, Inc. and each of the purchasers listed on Schedule B thereto